Exhibit 4.5

THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS UNIT PURCHASE OPTION, EXCEPT AS HEREIN PROVIDED, AND THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS UNIT PURCHASE OPTION FOR A PERIOD OF ONE (1) YEAR FOLLOWING THE EFFECTIVE DATE (AS DEFINED BELOW) TO ANYONE OTHER THAN (A) AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (B) A BONA FIDE OFFICER OR PARTNER OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS UNIT PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF THE CONSUMMATION BY TRANS-INDIA ACQUISITION CORPORATION (THE “COMPANY”) OF A MERGER, CAPITAL STOCK EXCHANGE, ASSET ACQUISITION OR OTHER SIMILAR BUSINESS COMBINATION (THE “BUSINESS COMBINATION”) (AS DESCRIBED MORE FULLY IN THE COMPANY’S REGISTRATION STATEMENT (AS DEFINED BELOW)) OR                     , 2007. VOID AFTER 5:00 P.M. EASTERN TIME,                     , 2011.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

500,000 UNITS

OF

TRANS-INDIA ACQUISITION CORPORATION

1. Unit Purchase Option.

THIS CERTIFIES THAT, in consideration of $100 duly paid by or on behalf of I-Bankers Securities, Inc. (the “Holder”), as registered owner of this Unit Purchase Option, to Trans-India Acquisition Corporation (the “Company”), the Holder is entitled, at any time or from time to time upon the later of the consummation of a Business Combination or                     , 2007 (the “Commencement Date”), and at or before 5:00 p.m., Eastern Time                     , 2011 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to Five Hundred Thousand (500,000) units (the “Units”) of the Company, each Unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrant(s)”) expiring five (5) years from the effective date (the “Effective Date”) of the registration statement pursuant to which Units are offered for sale to the public (the “Offering”) and pursuant to which this Unit Purchase Option and the underlying Units, Common Stock and Warrants were initially registered under the Securities Act of 1933, as amended (the “Act”). Each Warrant is the same as the warrants included in the Units being registered for sale to the public (the “Public Warrants”) under the Act, except that the exercise price of the Warrants shall be $6.25 per share (125% of the exercise price of the Units sold in the Offering). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Unit Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. This Unit Purchase Option is initially exercisable at $10.00 per Unit (125% of the price of the Units sold in the Offering) so purchased; provided, however, that upon the occurrence of any of the events specified in Section 8, the rights granted by this Unit Purchase Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Warrants) to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1. Exercise Procedure. In order to exercise this Unit Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Unit Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Unit Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2. Legend. Each certificate for the securities purchased under this Unit Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state law. The securities may not be offered for sale, sold or otherwise transferred, except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act and applicable state law.”

2.3. Cashless Exercise. In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Unit Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock and Warrants) in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Unit Purchase Option into Units (the “Conversion Right”) as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of shares of Common Stock and Warrants comprising that number of Units equal to the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of the Unit Purchase Option being converted by (y) the Current Market Value (as defined below). The “Value” of the portion of the Unit Purchase Option being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Unit Purchase Option being converted from (b) the Current Market Value of a Unit multiplied by the number of Units underlying the portion of the Unit Purchase Option being converted. As used herein, the term “Current Market Value” per Unit at any date means the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of shares of Common Stock issuable upon exercise of the Warrants underlying one Unit from (y) the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock underlying the Warrants and the Common

Stock issuable upon exercise of one Unit. The “Current Market Price” of a share of Common Stock shall mean (i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market, NASDAQ SmallCap Market or NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the last sale price of the Common Stock in the principal trading market for the Common Stock as reported by the exchange, NASDAQ or the NASD, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market, NASDAQ SmallCap Market or the NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

2.4. Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Unit Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

3. Transfer.

3.1. Restrictions—General. The Holder of this Unit Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Unit Purchase Option for a period of one (1) year following the Effective Date to anyone other than (i) an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of any such underwriter or selected dealer. On and after the first anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Unit Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Unit Purchase Option on the books of the Company and shall execute and deliver a new Unit Purchase Option or Unit Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2. Restrictions—Securities. The securities evidenced by this Unit Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Dilworth Paxton LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the registration statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. New Unit Purchase Options to be Issued.

4.1. Partial Exercise. Subject to the restrictions in Section 3, this Unit Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Unit Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Unit Purchase Option of like tenor to this Unit Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Unit Purchase Option has not been exercised or assigned.

4.2. Loss, Theft, Destruction. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Unit Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Unit Purchase Option of like tenor and date. Any such new Unit Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Registration Rights.

5.1. Demand Registration.

5.1.1. Grant of Demand Right. The Company, upon the receipt of the Initial Demand Notice (as defined below) of the Holder(s)(collectively, the “Demanding Holders”) of a majority-in-interest of the aggregate Registrable Securities (as defined below) subject to the Unit Purchase Options (such percentage to be calculated based upon the total number of shares of Common Stock, directly or indirectly, underlying the Unit Purchase Options), agrees to register on no more than two occasions, all or any portion of the Registrable Securities requested by the Demanding Holders in the Initial Demand Notice. The term “Registrable Securities” shall mean all of the securities underlying the Unit Purchase Options, including the Units, Common Stock, the Warrants and the Common Stock underlying the Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a registration statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (C) such securities shall have ceased to be outstanding. In addition, the term Registrable Securities shall not include any securities held by any Holder if such securities are then saleable under Rule 144 in the opinion of counsel to the Company. With respect to such registration request, the Company will use its commercially reasonable efforts to file a registration statement covering the Registrable Securities as soon as reasonably practicable, but no later sixty (60) days after the Company receives notice from the Demanding Holders indicating their desire that the Company commence the preparation of and effect the filing of a registration statement with the Commission as to the Registrable Securities (the “Initial Demand

Notice”), and, upon filing, use its commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable thereafter; provided, that the Company shall be deemed to have complied with its obligation hereunder so long as it has made such commercially reasonable efforts. Notwithstanding the foregoing, if the Company provides the Demanding Holders notice of a Blackout Period within seven business days after it receives the Initial Demand Notice, then (A) the Company’s obligation to take any action pursuant to this Section 5.1.1, including to file a registration statement covering the Registrable Securities, shall be suspended during the Blackout Period; (B) the Initial Demand Notice shall thereupon be deemed to have been received, for purposes of determining the timing of any obligation of the Company under this Section 5.1.1 to register the Registrable Securities, on the first business day immediately following the termination of the Blackout Period; and (C) the Company will use its commercially reasonable efforts to file a registration statement covering the Registrable Securities as soon as reasonably practicable after the termination of the Blackout Period, but no later than sixty (60) days after the termination of the Blackout Period and, upon filing, use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable thereafter. An Initial Demand Notice shall be effective only if it is received by the Company during the period beginning on the Effective Date and ending on the later of (x) the fifth anniversary of the Effective Date and (y) one (1) year after the date on which the Demanding Holders exercised Warrants that were included among the Registrable Securities. The Company shall give written notice of its receipt of any Initial Demand Notice from any Holder(s) to all other registered Holders of the Registrable Securities within ten business days from the date of receipt of any such Initial Demand Notice. Once made, a request for registration pursuant to an Initial Demand Notice provided in accordance with this Section may not be revoked, except that such a request for registration pursuant to an Initial Demand Notice may be revoked (and shall not be deemed to have been made for purposes of determining the rights of the Demanding Holders under this Section), if (A) the Demanding Holders have received a notice of a Blackout Period from the Company and (B) the Demanding Holders provide written notice to the Company within twenty (20) days of receipt of any such notice of a Blackout Period requesting such revocation for the purpose of preserving the right to request registration pursuant to an Initial Demand Notice at a time subsequent thereto. For the avoidance of doubt, the Company may not delay the ability of the Demanding Holders to exercise their registration rights under this Agreement by way of giving notice of a Blackout Period more than once during any 12 month period, and any notice of a Blackout Period given by the Company to the Demanding Holders shall not be made within four months of any previous Blackout Period notice given by the Company.

For purposes of this Agreement, “Blackout Period” shall mean the period (A) beginning ninety (90) days prior to the date the Company expects to file a registration statement for a public offering (other than a registration statement relating to any employee benefit plan, or a registration statement related solely to stock issued upon conversion of debt securities) and, in the event no such registration statement is filed, ending on the earlier of ninety (90) days thereafter or the date that the Company no longer expects to file such registration statement or, in the event such a registration statement is filed, ending on the last day of the distribution (as contemplated in Regulation M under the Securities Exchange Act of 1934, as amended) of such public offering of securities, or (B) beginning on the date following a determination of the Company’s board of directors made in the good faith judgment of such board of directors that it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, ending on the earlier of ninety (90) days thereafter or the date on which the Company’s board of directors determines that it would no longer be materially detrimental to the Company and its stockholders for such Registration to be effected at such time.

5.1.2. Effective Registration. A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto.

5.1.3. Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Holders initiating the Demand Registration.

5.1.4. Reduction of Offering. If the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (A) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration, regardless of the number of shares of Registrable Securities held by each Demanding Holder) that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (A), (B), and (C), the shares of Common Stock that other security holders desire to sell that can be sold without exceeding the Maximum Number of Shares.

5.1.5. Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the underwriter or underwriters of their request to withdraw prior to the effectiveness of the registration statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in this Section 5.1.

5.2. Piggy-Back Registration.

5.2.1. Grant of Piggy-Back Rights. If at any time on or after the Commencement Date the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 5.1), other than a registration statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (C) for an offering of debt that is convertible into equity securities of the Company, or (D) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within five business days following receipt of such notice (a “Piggy-Back Registration”). For purposes of a Piggy-Back Registration (and not in the case of a Demand Registration), the exclusion from the definition of “Registrable Securities” as to Registrable Securities which are then saleable under Rule 144 contained in the last sentence of the definition of “Registrable Securities” shall be inapplicable. The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

5.2.2. Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common

Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 5.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security Holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

If the registration is a “demand” registration undertaken at the demand of persons other than the Holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities as to which registration has been requested under this Section 5.2 and any Shares as to which registration has been requested pursuant to written contractual piggy-back registration rights which other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares (pro rata in accordance with the number of shares of Registrable Securities held by each such Holder).

5.2.3. Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 6.13.

5.3. Registrations on Form S-3. The Holders of a majority in interest of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other Holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 5.3 if Form S-3 is not available for such offering. Registrations effected pursuant to this Section 5.3 shall not be counted as a Demand Registration effected pursuant to Section 5.1.

6. Registration Procedures.

6.1. Limitations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect any registration pursuant to Section 5.1 of this Agreement if the Holders of the Registrable Securities, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; provided, further, that the Company shall not be obligated to file a second registration statement until a registration statement that has been filed is counted as a Demand Registration or is terminated or withdrawn.

6.2. Copies. The Company shall, prior to filing a registration statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such registration, and such Holders’ legal counsel, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Holders of Registrable Securities included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

6.3. Amendments and Supplements. Subject to the provisions of Section 6.12, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement (which period shall not exceed the sum of 180 days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court and, any period of suspension pursuant to Section 6.12) or such securities have been withdrawn from such registration.

6.4. Notification. After the filing of a registration statement, the Company shall promptly, and in no event more than two business days after such filing, notify the Holders of Registrable Securities included in such registration statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two business days of the occurrence of any of the following: (i) when such registration statement becomes effective; (ii) when any post-effective amendment to such registration statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such registration statement any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders of Registrable Securities included in such registration statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any registration statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Holders or their legal counsel shall object.

6.5. State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the registration statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such registration statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the registration statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such registration statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.5 or subject itself to taxation in any such jurisdiction.

6.6. Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such registration statement. No Holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such registration statement.

6.7. Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the registration statement with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential Holders.

6.8. Records. The Company shall make available for inspection by the Holders of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder of Registrable Securities included in such registration statement or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such registration statement.

6.9. Delivery of Opinions and Other Documents. The Company shall furnish I-Bankers Securities, Inc. (“I-Bankers”), as representative of the Holders participating in any of the foregoing offerings, in the event that it is a Demanding Holder with respect to a registration statement to be filed pursuant to Section 5.1.1, a signed counterpart, addressed to the participating Holders, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to I-Bankers, as representative of the Holders participating in the offering, the correspondence and memoranda described below and copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit I-Bankers, as representative of the Holders, to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (the “NASD”). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as I-Bankers, as representative of the Holders, shall reasonably request. The Company shall not be required to disclose any confidential information or other records to I-Bankers, as representative of the Holders, or to any other person, until and unless such persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company), with the Company with respect thereto.

6.10. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

6.11. Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Holders of a majority of the Registrable Securities included in such registration.

6.12. Obligation to Suspend Distribution. If after a registration statement relating to the registration of Registrable Securities under Section 5 has been declared effective (“Effective Registration Statement”), upon the good faith determination by the Board of Directors of the Company that it is reasonably necessary to suspend the use of such Effective Registration Statement or sales of Registrable Securities by Holders under such Effective Registration Statement, the Company may, upon written notice (the “Suspension Notice”) to I-Bankers, as representative of the Holders, direct the Holders to suspend the use of or sales under such Effective Registration Statement. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to take or cause to be taken such action as is necessary to permit resumed use of such Effective Registration Statement promptly following the cessation of the Suspension Event giving rise to such suspension so as to permit the Holders to resume use of and sales under such Effective Registration Statement as soon as practicable thereafter. Upon cessation of the Suspension Event giving rise to such suspension, the Company shall promptly provide I-Bankers with prompt written notice that the Suspension Event has ceased (the “End of Suspension Notice”). The Holders shall not effect any sales of the Registrable Securities pursuant to such Effective Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company in a Suspension Notice, each Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder’s possession, of any prospectuses covering the Registrable Securities at the time of receipt of such Suspension Notice.

6.13. Registration Expenses. The Company shall bear all costs and expenses incurred by the Company in connection with any Demand Registration pursuant to Section 5.1, any Piggy-Back Registration pursuant to Section 5.2, and any registration on Form S-3 effected pursuant to Section 5.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the registration statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the

Registrable Securities as required by Section 6.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 6.9); and (viii) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. The Holders of Registrable Securities shall bear all costs and expenses incurred by them in connection with any such registration, except to the extent specifically provided in this Section 6.13.

6.14. Information. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 5 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

7. Miscellaneous Registration Rights Provisions.

7.1. Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter of any offering covered by a registration statement subject to Sections 5.1 or 5.2 hereof and the Company or between any such underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect pursuant to which the Company has agreed, pursuant to Section 5 of the Underwriting Agreement (the “Underwriting Agreement”) among the Company, the representatives of the underwriters and the other underwriters named therein dated the Effective Date. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement and their, successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or its successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the underwriters thereunder have agreed to indemnify the Company.

7.2. No Obligation to Exercise. Nothing contained in this Unit Purchase Option shall be construed as requiring the Holder(s) to exercise their Unit Purchase Options or Warrants underlying such Unit Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

7.3. Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to Section 5.1, which managing underwriter shall be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to Section 5. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

8. Adjustments.

8.1. Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Unit Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

8.1.1. If after the date hereof, and subject to the provisions of Section 8.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Unit Purchase Option is for the purchase of one Unit at $10.00 per whole Unit (each Warrant underlying the Units is exercisable for $6.25 per share), upon effectiveness of the dividend, this Unit Purchase Option will be adjusted to allow for the purchase of one Unit at $10.00 per Unit, each Unit entitling the Holder to receive two shares of Common Stock and two Warrants (each Warrant exercisable for $3.125 per share).

8.1.2. If after the date hereof, and subject to the provisions of Section 8.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, issuable upon exercise of the Warrants included in each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

8.1.3. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 8.1.1 or 8.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Unit Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Unit Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Unit Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 8.1.1 or 8.1.2, then such adjustment shall be made pursuant to Sections 8.1.1, 8.1.2 and this Section 8.1.3. The provisions of this Section 8.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

8.1.4. This form of Unit Purchase Option need not be changed because of any change pursuant to this Section, and Unit Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Unit Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Unit Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

8.2. Substitute Unit Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Unit Purchase Option providing that the Holder of each Unit Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Unit Purchase Option) to receive, upon exercise of such Unit Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Unit Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Unit Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this Section shall similarly apply to successive consolidations or mergers.

8.3. Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Unit Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

9. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Unit Purchase Options or the Warrants underlying the Unit Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof The Company covenants and agrees that, upon exercise of the Unit Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non- assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Unit Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Unit Purchase Options shall be outstanding, the Company shall use its best efforts to cause all (i) Units and shares of Common Stock issuable upon exercise of the Unit Purchase Options, (iii) Warrants issuable upon exercise of the Unit Purchase Options and (iv) shares of Common Stock issuable upon exercise of the Warrants included in the Units issuable upon exercise of the Unit Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the NASDAQ National Market, SmallCap Market, OTC Bulletin Board or any successor trading market) on which the Units, the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.

10. Certain Notice Requirements.

10.1. Right to Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Unit Purchase Options and their exercise, any of the events described in Section 10.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

10.2. Enumerated Events. The Company shall be required to give the notice described in this Section 10 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

10.3. Adjustments. The Company shall, promptly after an event requiring any adjustment pursuant to Section 8 hereof, send notice to the Holders of such event and adjustment (the “Adjustment Notice”). The Adjustment Notice shall describe the event causing the adjustment and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer or Treasurer.

10.4. Notice Delivery. All notices, requests, consents and other communications under this Unit Purchase Option, other than as expressly set forth in Section 5.1, shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by overnight express mail or overnight private courier service: (i) if to the registered Holder of the Unit Purchase Option, except as otherwise specifically provided in Section 6.9, to the address of such Holder as shown on the books of the Company; or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Trans-India Acquisition Corporation

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

Attn: Chief Executive Officer

with a copy to:

Hayden Bergman Rooney

Professional Corporation

150 Post Street, Suite 650

San Francisco, CA 94108

Attn: Kevin K. Rooney, Esq.

11. Miscellaneous.

11.1. Amendments. The Company and I-Bankers may from time to time supplement or amend this Unit Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and I-Bankers may deem necessary or desirable and that the Company and I-Bankers deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

11.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Unit Purchase Option.

11.3. Entire Agreement. This Unit Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Unit Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.4. Binding Effect. This Unit Purchase Option shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Unit Purchase Option or any provisions herein contained.

11.5. Governing Law. This Unit Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Unit Purchase Option shall be brought and enforced in the courts of the State of Delaware or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

11.6. Waivers. The failure of the Company or the Holder to at any time enforce any of the provisions of this Unit Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Unit Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Unit Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Unit Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

11.7. Counterparts. This Unit Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

11.8. Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Unit Purchase Option, the Holder agrees that, at any time prior to the complete exercise of this Unit Purchase Option by the Holder, if the Company and I-Bankers enter into an agreement (the “Exchange Agreement”), pursuant to which they agree that all outstanding Unit Purchase Options will be exchanged for securities or cash or a combination of both, then the Holder agrees to participate in such exchange and become a party to the Exchange Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be signed by its duly authorized officer as of                     , 2006.

TRANS-INDIA ACQUISITION CORPORATION

By:
Name:	Bobba Venkatadri
Title:	President and Chief Executive Officer

Form To Be Used To Exercise Unit Purchase Option

Trans-India Acquisition Corporation.

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

Attn: Craig Colmar

Date:                     , 20

The undersigned hereby elects irrevocably to exercise all or a portion of the within Unit Purchase Option and to purchase                      Units of Trans-India Acquisition Corporation and hereby makes payment of $                     (at the rate of $                     per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Unit Purchase Option is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to convert its right to purchase                      Units purchasable under the within Unit Purchase Option by surrender of the unexercised portion of the attached Unit Purchase Option (with a “Value” based of $                     based on a “Market Price” of $                    ). Please issue the securities comprising the Units as to which this Unit Purchase Option is exercised in accordance with the instructions given below.

Signature:

Signature	Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Form To Be Used To Assign Unit Purchase Option

ASSIGNMENT

(To be executed by the Holder to effect a transfer of the within Unit Purchase Option)

FOR VALUE RECEIVED,                                                               does hereby sell, assign and transfer unto                                                           the right to purchase                      Units of Trans-India Acquisition Corporation (the “Company”) evidenced by the within Unit Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                     , 20__

Signature:

Signature Guaranteed:

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

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